SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: December 15, 2000
HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I (Exact name of registrant as specified in its charter)
HOUSEHOLD FINANCE CORPORATION (Administrator of the Trust) (Exact name as specified in Administrators charter)
Delware (State or other jurisdiction of incorporation of Administrator)	0-23942 (Commission File Numbers)	36-1239445 (IRS Employer Number)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Administrator)	60070 (Zip Code)
Administrators telephone number, including area code 847/564-5000

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Item 7. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99(a)

Monthly Servicing Report to Trustee dated December 15, 2000 pursuant to the Transfer and Servicing Agreement dated November 16, 2000 among Household Receivables Funding, Inc. III, as Transferor, Household Finance Corporation, as Servicer, and Household Credit Card Master Note Trust I, as issuer, with respect to the Class A and Class B Notes, Series 2000-1.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HOUSEHOLD FINANCE CORPORATION, as Administrator of and on behalf of the HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I (Registrant)

By: /s/ J. W. Blenke J. W. Blenke Authorized Representative
Dated: December 26, 2000

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EXHIBIT INDEX

Exhibit Number	Exhibit
99

Monthly Servicing Report to Trustee dated December 15, 2000 pursuant to the Transfer and Servicing Agreement dated November 16, 2000 among Household Receivables Funding, Inc. III, as Transferor, Household Finance Corporation, as Servicer, and Household Credit Card Master Note Trust I, as issuer, with respect to the Class A and Class B Notes, Series 2000-1.

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